UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2015

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Executive Annual Incentive Plan

On February 11, 2015, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Juniper Networks, Inc. (the "Company") adopted the 2015 Executive Annual Incentive Plan (the "2015 Plan"), a cash bonus plan in which the Company’s executive officers participate (including the "named executive officers" as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended). Under the 2015 Plan, each executive officer has an individual incentive target which is expressed as a percentage of base salary. Incentive target percentages for certain executive officers participating in the 2015 Plan are as follows:

• Rami Rahim: 175%
• Robyn Denholm: 150%
• Pradeep Sindhu: 100%
• Vincent Molinaro: 100%

Under the 2015 Plan, the aggregate pool for executive cash bonuses will be funded if a specified threshold operating income target is achieved. Provided the operating income target is reached, the actual incentive amounts paid under the 2015 Plan after the end of 2015 will depend on the level of achievement of the following objectives:

• 70% based on the Company’s non-GAAP operating margin and revenue growth; and
• 30% based on achievement of other specified strategic goals.

The aggregate 2015 Plan payout will range between zero and 200%; individual payouts will be determined based on individual performance and will range between zero and 200%.

2014 Executive Annual Incentive Plan

The Compensation Committee also approved cash incentive compensation payouts under the 2014 Annual Incentive Plan (the "2014 Plan") for certain executive officers for fiscal year 2014 as follows. The cash incentive compensation payouts noted below represent approximately 81% of the executive officer’s respective incentive target opportunity. Further disclosure regarding the 2014 Plan and these payments will be contained in the Company’s proxy statement for its 2015 annual meeting of stockholders.

• Rami Rahim: $1,200,068
• Robyn Denholm: $909,000
• Pradeep Sindhu: $484,800
• Vincent Molinaro: $454,500

2015 Executive Officer Base Salaries and Equity Compensation

As part of its annual executive compensation review, on February 11, 2015, the Compensation Committee considered the annual base salaries of the Company’s executive officers. The annual base salaries for the executive officers listed below were unchanged and are as follows:

• Rami Rahim: $1,000,000
• Robyn Denholm: $750,000
• Pradeep Sindhu: $600,000
• Vincent Molinaro: $575,000

Also as part of its annual executive compensation review, the Compensation Committee approved equity awards for named executive officers to be granted on March 20, 2015. These equity awards are comprised of four types of awards: (i) performance shares that vest based on achievement of performance objectives, (ii) performance share awards that vest based on appreciation of the price of the Company’s common stock over a multi-year period, (iii) service-based RSUs that vest in three annual tranches, and (iv) RSUs that vest over a two year period based on achievement of a 2015 operating income target.

Departure of Director

Mike Lawrie has resigned from the Company's board of directors (the "Board") effective February 11, 2015. "On behalf of the entire Board, I want to thank Mike for the many contributions he has made over the last 8 years as a Juniper director. The management, Board and I have all valued his insights and opinions and greatly appreciate his many years of service to Juniper’s stockholders, employees and customers," said Scott Kriens, Chairman of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

February 18, 2015	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel